EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of ENVOY Corporation on Form S-8 of our report dated February 10, 1995 (June 6, 1995 as to Note 3), appearing in the Annual Report on Form 10-K of ENVOY Corporation for the year ended December 31, 1996.

/s/ Deloitte & Touche

DELOITTE & TOUCHE LLP

Nashville, Tennessee
August 6, 1997